Exhibit 99.1

For more information:

Michael O’Neill

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES FIRST QUARTER 2011

REVENUE AND FINANCIAL RESULTS

•	Revenue of $49.7 million; 40.8% growth over Q1 2010; Pro Forma revenue growth of 6.6% over Q1 2010; 5.2% Growth on a Constant Currency basis

•	Adjusted EBITDA of $4.4 million

•	Net Loss of $1.9 million, or ($0.02) per share and Non-GAAP Net Income of $0.1 million, or $0.00 per share

CARLSBAD, Calif., May 4, 2011 – Alphatec Holdings, Inc. (Nasdaq:ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the quarter ended March 31, 2011.

First Quarter 2011 Performance Highlights

•	Achieved record consolidated revenue of $49.7 million, representing 6.6% pro forma growth over first quarter 2010 and 8.0% sequential revenue growth over fourth quarter 2010.

•	US revenue of $33.9 million represented pro forma growth of 7.8% over first quarter 2010, exceeding the growth rate of the US spine market.

•

International revenue of $15.9 million reported in first quarter 2011 grew by 4.0% on a pro forma basis over first quarter 2010. Strong performance in Japan, Asia Pacific and Latin America drove international revenues.

•	Continued strong uptake and demand for PureGenTM, the Company’s Osteoprogenitor Cell Allograft, with 400 cases completed by the end of first quarter 2011.

•

The SolusTM ALIF System, a zero-profile, single-action locking implant that is used in anterior lumbar interbody fusion (ALIF) procedures, received 510(k) clearance from the FDA and the Company has commenced a controlled launch in the US.

•	Continued Aging Spine market penetration of OsseoFix®, HeliFix®, and OsseoScrew® in Europe.

•

Addition of Patrick Ryan as Chief Operating Officer. Mr. Ryan joins Alphatec Spine from Abbott Vascular Devices, where he had been Vice President-North Asia since August 2010. Prior to that position, Mr. Ryan held senior positions with increasing responsibility in Operations at Abbott and Guidant Corporation.

Dirk Kuyper, the Company’s President and Chief Executive Officer, stated: “We are pleased with the overall revenue performance that the company delivered in the first quarter of 2011. In the US, we have re-established revenue momentum and continue to achieve growth rates that exceed the US spine market. We achieved record revenues in Japan and strong growth in Asia Pacific and Latin America.” Mr. Kuyper continued, “We have successfully positioned Alphatec Spine as a global leader within the spine market, and we continue to be laser-focused on driving our differentiated technologies in Aging Spine, MIS and Biologics to gain market share globally. We are particularly pleased with the rapid product uptake of PureGen, and the 510(k) clearance of Solus during the quarter.”

First Quarter 2011 Financial Results

Consolidated revenues for the first quarter 2011 were $49.7 million, an increase of 40.8% from the $35.3 million reported for the first quarter 2010. US revenues for the first quarter 2011 were $33.9 million, an increase of 19.1% from the $28.4 million reported for the first quarter 2010. International revenues were $15.9 million for the first quarter 2011, more than double the $6.9 million reported in the first quarter 2010.

Gross profit for the first quarter 2011 was $32.0 million, an increase of $8.4 million over the first quarter 2010 of $23.6 million. First quarter 2011 gross margin of 64.3% was below the first quarter 2010 gross margin of 66.7%. The decrease in gross margin of 240 basis points is primarily due to geographic sales mix. While US gross margins improved as compared to prior year, the international gross margin fell as our sales base expanded dramatically into new markets. Total operating expenses for the first quarter 2011 were $34.3 million, an increase of $7.2 million compared to the first quarter 2010 of $27.1 million. The first quarter 2011 includes $0.6 million in restructuring expenses. There were no in-process research and development expenses for the first quarter 2011, a decrease of $0.5 million compared to IPR&D expense in the first quarter 2010 of $0.5 million.

Adjusted EBITDA was $4.4 million in the first quarter 2011, a decrease of $1.1 million compared to the $5.5 million reported for the first quarter 2010. The change in Adjusted EBITDA is primarily attributable to the gross margin contribution and incremental operating expenses associated with our expanded international operations, which were not present in the first quarter 2010.

Net loss for the first quarter 2011 was $1.9 million, or ($0.02) per share (basic and diluted), compared with a net loss of $4.7 million, or ($0.09) per share (basic and diluted) for the first quarter 2010.

Non-GAAP EPS for the first quarter 2011 was $0.00 per share (basic and diluted), compared to $0.00 per share (basic and diluted) reported for the first quarter 2010. Non-GAAP net earnings or (loss) excludes in-process research and development expenses, acquisition-related inventory step-up, amortization of intangible assets and restructuring expenses.

Cash and cash equivalents were $21.5 million at March 31, 2011. After adjusting for one-time cash outlays, operating cash flow was flat as compared to the cash position as of December 31, 2010.

2011 Financial Guidance

The Company reaffirms full year 2011 financial guidance with revenues of $195.0 million to $205.0 million, and $25.0 million to $28.0 million in annual adjusted EBITDA. The Company anticipates generating both net income and positive free cash flow in 2011.

Conference Call

Alphatec Spine will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through distributors in the rest of the Asia Pacific region.

Non-GAAP Information

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, transaction-related expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluation of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2011 revenue, adjusted EBITDA, free cash flow and earnings projections, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline including OsseoFix, OsseoScrew, Solus, PureGen, HeliFix and GLIF, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its US and/or global revenues, continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,477	$23,168
Accounts receivable, net	43,341	39,777
Inventories, net	52,568	51,635
Prepaid expenses and other current assets	7,795	6,652
Deferred income tax assets	1,594	1,592

Total current assets	126,775	122,824

Property and equipment, net	35,389	38,440
Goodwill	177,260	170,194
Intangibles, net	45,620	43,148
Other assets	3,691	2,410

Total assets	$388,735	$377,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,868	$15,957
Accrued expenses	24,985	22,530
Deferred revenue	3,266	3,396
Current portion of long-term debt	1,353	1,708

Total current liabilities	45,472	43,591

Total long term liabilities	44,564	43,388
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	275,096	266,434

Total liabilities and stockholders’ equity	$388,735	$377,016

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$49,720	$35,322
Cost of revenues	17,373	11,748
Amortization of acquired intangible assets	396	—

Total cost of revenues	17,769	11,748

Gross profit	31,951	23,574

Operating expenses:
Research and development	5,413	3,687
In-process research and development	—	450
Sales and marketing	18,629	13,404
General and administrative	9,142	5,560
Amortization of acquired intangible assets	530	—
Transaction related expenses	—	3,152
Restructuring expenses	599	882

Total operating expenses	34,313	27,135

Operating loss	(2,362)	(3,561)
Interest and other income (expense), net	(254)	(969)

Loss from continuing operations before taxes	(2,616)	(4,530)
Income tax (benefit) provision	(749)	136

Loss from continuing operations	(1,867)	(4,666)
Loss from discontinued operations, net of tax	—	(44)

Net loss	$(1,867)	$(4,710)

Net loss per common share:
Basic and diluted net loss from continuing operations	$(0.02)	$(0.09)
Basic and diluted net loss from discontinued operations	—	(0.00)

Basic and diluted net loss per share	$(0.02)	$(0.09)

Weighted-average shares - basic and diluted	88,697	54,153

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating loss, as reported	$(2,362)	$(3,561)
Add back:
Depreciation	3,772	2,642
Amortization of intangible assets	305	920
Amortization of acquired intangible assets	926	—

Total EBITDA	2,641	1

Add back significant items:
Stock-based compensation	714	981
In-process research and development	—	450
Acquisition-related inventory step-up	430	—
Transaction related expenses	—	3,152
Restructuring expenses	599	882

EBITDA, as adjusted for significant items	$4,384	$5,466

Net loss, as reported	$(1,867)	$(4,710)
Add back:
In-process research and development	—	450
Acquisition-related inventory step-up	430	—
Amortization of acquired intangible assets	926	—
Transaction related expenses	—	3,152
Restructuring expenses	599	882

Net income (loss), as adjusted for significant items	$88	$(226)

Net loss per common share - basic and diluted	$(0.02)	$(0.09)
Add back:
In-process research and development	—	0.01
Acquisition-related inventory step-up	0.00	—
Amortization of acquired intangible assets	0.01	—
Transaction related expenses	—	0.06
Restructuring expenses	0.01	0.02

Net income (loss) per common share - basic and diluted, as adjusted for significant items	$0.00	$0.00

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended			Impact from
	March 31,			Foreign
	2011	2010	% Change	Currency
Revenues by geographic segment
U.S.	$33,860	$28,436	19.1%	0.0%
International	15,860	6,886	130.3%	4.3%

Total revenues	$49,720	$35,322	40.8%	1.3%

Gross profit by geographic segment
U.S.	$24,420	$19,868
International	7,531	3,706

Total gross profit	$31,951	$23,574

Gross profit margin by geographic segment
U.S.	72.1%	69.9%
International	47.5%	53.8%

Total gross profit margin	64.3%	66.7%

Footnotes:

1)	International revenues and gross profit for the three months ended March 31, 2010 have been adjusted to remove IMC operating results.
2)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands, except percentages - unaudited)

	Three Months Ended March 31,		% Change
	2011	2010	Reported	Constant Currency
Pro Forma Revenues by geographic segment
U.S.	$33,860	$31,411	7.8%	7.8%
International	15,860	15,246	4.0%	-0.2%

Total revenues	$49,720	$46,657	6.6%	5.2%

Footnotes:

1)	International pro forma revenues for the three months ended March 31, 2010 have been adjusted to remove IMC operating results.
2)	Pro Forma revenues for the periods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2010.
3)	% Change - Constant Currency represents the change in 2011 pro forma revenue had the 2011 foreign exchange rates remained constant with 2010 foreign exchange rates.